Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2007, in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-125643) and related Prospectus of Wells Real Estate Investment Trust II, Inc. for the registration of 475,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

April 13, 2007